Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of Primo Water Corporation of our report dated March 30, 2011, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to our firm under the caption “Experts” in this Prospectus.
/s/ MCGLADREY & PULLEN, LLP
Raleigh, North Carolina
April 15, 2011